UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2013

THE SHAW GROUP INC.

(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana 70809

(Address of principal executive offices and zip code)

(225) 932-2500

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On January 28, 2013, Eli Smith, President of the Power Group of The Shaw Group Inc. (“Shaw”), signed a letter agreement from Shaw regarding a retention bonus in the amount of $500,000. The retention bonus is intended to encourage Eli Smith's continued contributions and sustained commitment to remain with Shaw / Chicago Bridge & Iron Company N.V. (“CB&I”) through and after the closing of the CB&I transaction (the “CB&I Transaction”) as contemplated by the Transaction Agreement by and between Shaw and CB&I dated as of July 30, 2012 (the “Transaction Agreement”). The retention bonus payment will be made three months after the closing of the CB&I Transaction. If the CB&I Transaction does not close, the retention bonus payment will be made within thirty days following the termination of the Transaction Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC. (Registrant)

Date: January 28, 2013	By:	/s/ John Donofrio
John Donofrio Executive Vice President, General Counsel and Corporate Secretary